Exhibit 10.3

CONSULTING AGREEMENT

THIS AGREEMENT is made as of October 18, 2006, by and between Red Reef Laboratories International, Inc. (the "Company") and MAC (Management Assistance Consultants) LLC, a Florida Corporation (the "Consultant").

RECITALS:

A. The Company requires consulting services to assist the company to build the value of the Company for the benefit of its shareholders; and MAC agrees to perform consulting services related to corporate finance, identifying, structuring and negotiating acquisition targets, marketing and other matters, upon the request of the President of the Company, and when appropriate will make available qualified personnel for this purpose and devote such business time and attention to such matters as it shall determine is required.

B. The Consultant is an experienced business man who has provided investment and corporate advisory services for a number of companies; and

C. The Company recognizes the substantial experience and knowledge of the Consultant in matters relating to organization, marketing, mergers and acquisitions; and

D. The Company further recognizes that it is in the best interests of the Company to engage the consulting services of the Consultant; and

E. The Company desires to retain the valuable services and counsel of the Consultant and the Consultant desires to render such services to the Company upon the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

1. Recitals. The Recitals to this Agreement are hereby incorporated into this Agreement as though fully restated herein.

2. Engagement. The Company hereby engages the Consultant, and the Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement.

3. Term. The term of this Agreement shall begin on the date hereof and shall continue until October 20, 2011.

4. Consulting Services Compensation.

(A)  The Company shall pay to Consultant as compensation for its services under this Agreement fees not to exceed Two Hundred Thousand Dollars ($200,000) in any one year period, excluding approved, related expenses.
(B)  The company may in the future provide the Consultant with such additional compensation as the company and the Consultant shall mutually agree for any additional services by the Consultant not provided for in this Agreement.

5. Duties. From time to time as reasonably requested by the Company, the Consultant agrees to perform consulting services related to corporate finance and other financial service matters, upon the request of the President of the Company, and will make available qualified personnel for this purpose and devote such business time and attention to such matters as it shall determine is required. Such services shall include, but not be limited to, strategic planning, meetings with the investment community, assisting the Company’s management in designing the Company’s Business Plan and “Growth-by-Acquisition” strategy. Additionally, Consultant shall prepare or assist in the preparation of a Company Corporate Profile, Fact Sheets, and Shareholder Letters.

6. Nature of Engagement. The company is engaging the Consultant as an independent contractor. Nothing in this Agreement shall be construed to create an employer-employee relationship between the parties.

7. Expenses. Upon receipt of requests from the consultant for reimbursement, the Company shall reimburse the Consultant for all reasonable and necessary expenses the Consultant incurs, prior to and after the date of this Agreement in performing its duties in connection with this Agreement. The Consultant shall be required to receive authorization from the Company prior to incurring any expenses.

8. Notices. Any notice, report or demand required, permitted or desired under this Agreement shall be sufficient if in writing and delivered by certified mail, return receipt requested, Federal Express (or similar courier), telegram or receipted hand delivery at the following addresses (or such other addresses designated by proper notice):

To the Company
Dr. Claus Wagner-Bartak, President
450 Fairway Drive Suite 103
Deerfield Beach, Florida 33441

To the Consultant:
Guido Volante
MAC LLC
750 Lake Shore Drive
Delray Beach, Fl 33444

Any notice otherwise delivered shall be deemed given when actually received by recipient.

9. Miscellaneous.

(A) Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Florida

(B) Entire Agreement. This instrument contains the entire agreement of the parties concerning engagement and may not be changed or modified except by written agreement duly executed by the parties hereto.

(C) Confidentiality. Except as may otherwise be required by law the specific provisions of this Agreement shall remain strictly confidential. Notwithstanding the foregoing, the parties agree that Consultant shall disclose that it is being compensated by the Company in all of its promotional releases to the public, in accordance with the Act. Neither the company nor the Consultant shall, either directly or indirectly through their respective officers, directors, employees, shareholders, partners, joint ventures, agents, consultants, contractor, affiliates or any other person, disclose, communicate, disseminate or otherwise breach the confidentiality of all or any provision of this Agreement, without the express written consent of both parties to this Agreement.

(D) Assignment. The obligations of the parties under this Agreement shall not be assigned without the written consent of the parties. Notwithstanding any provision of this Agreement to the contrary, however, the Consultant shall be entitled to provide that any funds payable or stock issuable to it pursuant to this Agreement shall instead be paid or issued to its designee.

(E) Counterparts and Facsimile. This Agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement. This Agreement may be executed via facsimile, which signatures shall be deemed legal and binding as an original signature hereto.

(F) Severability. If any term, condition or provision of this Agreement or the application thereof to any party or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

By: /s/ Dr. Claus Wagner-Bartak, President

By: /s/ Guido Volante, Sole Member